Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders of TFS Financial Corporation (the “Company”) was held on Thursday, February 22, 2018 in Cleveland, Ohio. For more information on the following proposals, see the Company's proxy statement dated January 9, 2018, the relevant portions of which are incorporated herein by reference.

The official ballot from the meeting, submitted to the Secretary by the Inspectors of Elections, disclosed the following tabulation of votes:

The stockholders elected the three nominees for director, each to hold office for a three-year term and until his or her successor has been duly elected and appointed as follows:

Directors	For	Withheld	Abstain	Broker Non-Votes
Anthony J. Asher	266,660,138	657,266	231,077	8,920,802
Ben S. Stefanski III	265,829,365	1,651,401	67,715	8,920,802
Meredith S. Weil	251,843,770	15,638,887	65,824	8,920,802

The stockholders conducted an advisory vote on the compensation of our named executive officers, and voted as follows:

For	Against	Abstain	Broker Non-Votes
242,262,323	24,878,738	407,420	8,920,802

The stockholders conducted a vote to reapprove the management incentive compensation plan, and voted as follows:

For	Against	Abstain	Broker Non-Votes
261,625,198	5,545,787	377,496	8,920,802

The stockholders conducted a vote to approve the amended and restated 2008 equity incentive plan, and voted as follows:

For	Against	Abstain	Broker Non-Votes
266,353,387	861,383	333,711	8,920,802

The stockholders ratified the selection of Deloitte & Touche LLP as the Company's independent accountant for the Company's fiscal year ending September 30, 2018, and voted as follows:

For	Against	Abstain	Broker Non-Votes
275,692,644	405,914	370,725	0

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

February 22, 2018	By:	/s/ Paul J. Huml
Paul J. Huml
Chief Operating Officer